UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2008

Nexstar Broadcasting Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 N. O’Connor Blvd., Suite 1400

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, including Area Code)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure required by this item is included in Item 2.03 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in that certain Current Report on Form 8-K filed by Nexstar Broadcasting Group, Inc. (the “Parent”) with the Securities Exchange Commission (the “SEC”) on July 3, 2008, Nexstar Broadcasting, Inc. (the “Issuer”), an indirect subsidiary of the Parent, and the Parent entered into a purchase agreement, dated as of June 27, 2008 (the “Purchase Agreement”), with certain initial purchasers (the “Purchasers”) identified therein pursuant to which the Issuer agreed to issue and sell, and the Purchasers agreed to purchase, Senior Subordinated PIK Notes due 2014 (the “Notes”) in aggregate principal amount of $35,623,410 at a purchase price equal to 98.25%. The transaction closed on June 30, 2008.

Indenture, Supplemental Indenture and Guarantee

The Notes have been issued pursuant to an Indenture (the “Base Indenture”), dated as of June 30, 2008, between the Issuer and The Bank of New York, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 30, 2008, among the Issuer, the Parent and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The purpose of the Supplemental Indenture is to cause the Parent to become a guarantor of the Issuer’s financial obligations under the Indenture. However, except as provided in Sections 11.01, 11.02, 11.03 and 11.04 of the Base Indenture, the Parent will not be considered a “Guarantor” (as defined in the Indenture) for purposes of the Indenture. In addition, the Parent executed a Guarantee dated as of June 30, 2008 (the “Guarantee”), evidencing its guarantee of the financial obligations under the Indenture.

The Notes bear interest from June 30, 2008 at the rate of: (a) 12% per annum from June 30, 2008 to January 15, 2010, payable entirely during such period by increasing the principal amount of the Notes by an amount equal to the amount of interest then due (“Payment-in-Kind Interest”); (b) 13% per annum, payable entirely in cash, from January 16, 2010 to July 15, 2010; (c) 13.5% per annum, payable entirely in cash, from July 16, 2010 to January 15, 2011; (d) 14.0% per annum, payable entirely in cash, from January 16, 2011 to July 15, 2011; (e) 14.5% per annum, payable entirely in cash, from July 16, 2011 to January 15, 2012; and (f) 15% per annum, payable entirely in cash, thereafter. The Notes shall bear interest on the increased principal amount thereof from and after the applicable interest payment date on which a payment of Payment-in-Kind Interest is made. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect, and shall pay interest on overdue installments of interest and liquidated damages from time to time on demand at the same rate to the extent lawful. Upon the occurrence and continuance of a default or event of default, the applicable rate of interest payable on the Notes shall be increased by 1% (which shall be payable in cash) until such time as such default or event of default has been cured or waived. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes is payable semi-annually in arrears on July 15 and January 15 of each year, commencing on January 15, 2009. The Notes mature on January 15, 2014, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture. The Notes are general unsecured senior subordinated obligations subordinated to all of the Issuer’s senior debt.

The Issuer, at its option, may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, from October 1, 2008 at various redemption prices plus accrued and unpaid interest and liquidated damages thereon to the applicable redemption date. Notwithstanding the foregoing, at any time from January 1, 2010 to June 30, 2010 the Issuer may redeem Notes at a redemption price equal to 102.50% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages, if any; provided, that on or prior to December 31, 2009 the Issuer or any of its affiliates enters into a binding and irrevocable agreement to sell, convey or otherwise dispose of all of the Issuer’s equity interests (by way of merger, consolidation or otherwise) or all of the Issuer’s assets subject, in each case, to no conditions other than obtaining the approval of the Federal Communications Commission (the “FCC”) for an FCC license transfer in connection with such sale, conveyance or disposition. At any time prior to October 1, 2008, the Notes may be redeemed in whole or in part at the option of the Issuer. The redemption price will be equal to (i) 100% of the principal amount of the Notes, plus (ii) accrued interest, if any, to the redemption date (subject to the rights of holders on relevant record dates to receive interest due on the relevant interest payment date), plus (iii) the Applicable Premium, if any. “Applicable Premium” means, with respect to any Note at any redemption date, the excess of (A) the present value at such time of (1) the redemption price of such Note at October 1, 2008 plus (2) all required interest payments due on such Note through October 1, 2008 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate (as defined in the Indenture) plus 50 basis points and applied quarterly, over (B) the principal amount of such Note on the date of redemption; provided, however, that in no event shall the Applicable Premium be less than zero.

The Indenture contains covenants that restrict the ability of the Issuer and its subsidiaries to create liens on its assets, engage in sale-leaseback transactions, merge or consolidate with another entity or sell, lease or transfer substantially all of the Issuer’s properties or assets to another entity, incur additional indebtedness, issue equity, pay dividends and undertake certain other business activities. These limitations are subject to a number of important qualifications and exceptions. Upon an event of default, the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, may, and the trustee at the request of such holders is required to, declare the principal of and the accrued interest on the Notes to be due and payable immediately.

Registration Rights Agreement

In connection with the issuance of the Notes, on June 30, 2008, the Issuer and the Parent entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers for the benefit of holders of the Notes. Pursuant to the Registration Rights Agreement, among other things, the Issuer and the Parent agreed that they will, at the Issuer’s cost, (i) as soon as practicable after June 30, 2008, but in no event later than December 31, 2009, file with the SEC with respect to a registered offer to exchange (the “Exchange Offer”) the Notes for exchange notes (the “Exchange Notes”), which will have terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions); provided, that if by December 31, 2009 the Issuer or any of its affiliates has entered into a binding and irrevocable agreement to sell all equity interests in the Issuer (by way of merger or other wise) or all of the Issuer’s assets (subject, in each case, to no conditions other than obtaining the approval license transfer by the Federal Communications Commission), then such date shall be extended to June 30, 2010; and (ii) use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), at the earliest possible time, but in no event later than February 28, 2010 (or August 31, 2010 is the filing date above is extended pursuant to (i) above).

In addition, the Issuer agreed that if (a) the Issuer attempts to file a registration statement or to consummate the Exchange Offer but is not permitted by applicable law or SEC policy, or (b) with respect to any holder of the Notes (A) such holder is prohibited by applicable law or SEC policy from participating in the Exchange Offer, or (B) such holder may not resell the Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the registration statement is not appropriate or available for such resales by such holder, or (C) such holder is a Purchaser and holds Notes acquired directly from the Issuer or one of its affiliates, then, upon such holder’s request, the Issuer has agreed that it will, at its cost, file a shelf registration statement covering resales of the Notes. In addition, the Issuer has agreed to use its reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 135 days of the later of (x) the date on which the Issuer determines that it is not required to file the Exchange Offer registration statement and (y) the date on which the Issuer receives notice from a holder requesting the Issuer to file a shelf registration statement.

The Registration Rights Agreement contains registration default provisions. If the Issuer fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages to the holders of the Notes.

The foregoing descriptions of the Indenture, the Supplemental Indenture, the Guarantee and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the agreements which are filed as exhibits 4.1, 4.2, 4.3 and 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of June 30, 2008, by and between Nexstar Broadcasting, Inc. and The Bank of New York, as Trustee.
4.2	First Supplemental Indenture, dated as of June 30, 2008, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., as Guarantor, and The Bank of New York, as Trustee.
4.3	Guarantee, dated as of June 30, 2008, of Nexstar Broadcasting Group, Inc. executed pursuant to the Indenture dated as of June 30, 2008 by and between Nexstar Broadcasting, Inc. and The Bank of New York, as amended and supplemented by the Supplemental Indenture referred to above.
10.1	Registration Rights Agreement, dated as of June 30, 2008, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc. and certain initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.
Dated: July 7, 2008
	By:	/s/ Matthew E. Devine
		Name:	Matthew E. Devine
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated as of June 30, 2008, by and between Nexstar Broadcasting, Inc. and The Bank of New York, as Trustee.
4.2	First Supplemental Indenture, dated as of June 30, 2008, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., as Guarantor, and The Bank of New York, as Trustee.
4.3	Guarantee, dated as of June 30, 2008, of Nexstar Broadcasting Group, Inc. executed pursuant to the Indenture dated as of June 30, 2008 by and between Nexstar Broadcasting, Inc. and The Bank of New York, as amended and supplemented by the Supplemental Indenture referred to above.
10.1	Registration Rights Agreement, dated as of June 30, 2008, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc. and certain initial purchasers named therein.